EXCHANGE AGREEMENT This Exchange Agreement (the “Agreement”) is entered into as of June 1, 2026 (the “Effective Date”), by and between M2B Funding Corp., a Florida corporation (“Holder”), with a principal address at 66 West Flagler Street, Suite 900, Miami, Florida 33130, and Cycurion, Inc., a Delaware corporation (the “Company”), with offices at 1640 Boro Place, Fourth Floor, McLean, Virginia 22102. The Holder and the Company may be referred to individually as a “Party” and collectively as the “Parties.” RECITALS WHEREAS, Holder currently owns certain Promissory Notes issued by the Company, which are listed on Exhibit A attached hereto (the “Existing Notes”); WHEREAS, the Existing Notes contain outstanding principal balances, accrued interest, default interest, penalties, and other charges in favor of the Holder; WHEREAS, the Parties desire to restructure the Existing Notes such that: • the principal balance and accrued non-default interest shall be exchanged for a new Convertible Promissory Note (the “New Note”) in the form attached hereto as Exhibit B, the initial principal balance of which shall be the aggregate of the outstanding principal balances, accrued interest, and default interest of the Existing Notes; and • the aggregate of the late fees, penalties, and other default-related charges shall be exchanged for 952.7 shares of Series H Convertible Preferred Stock of the Company (the “Exchange Preferred Stock”); WHEREAS, the Parties intend that this transaction constitutes a restructuring and exchange of existing securities for no additional consideration to the Company and that the holding period of the Existing Notes shall tack for purposes of Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”), to the holding period under the New Note. NOW, THEREFORE, in consideration of these presents, the Parties intending to be legally bound, agree as follows: 1. Exchange Transaction (a) Issuance of New Note On the Effective Date, Holder agrees to exchange the Existing Notes for the New Note issued by the Company in favor of Holder. The initial principal balance of the New Note shall be $1,326,748.31; the per-common share conversion price shall be $1.05 (9% above the Closing Price of the Company’s common stock on May 28, 2026). The New Note shall be in the form attached hereto as Exhibit B. Exhibit 10.3

(b) Exchange of Default Amounts On the Effective Date, Holder agrees that the late fees, penalties, and other default-related charges under the Existing Notes ($952,695.73) shall be exchanged for the issuance to Holder of 952.7 shares of Series H Convertible Preferred Stock (the “Exchange Preferred Stock”) each share convertible at $1.45 (51% Premium to Closing Price on May 28, 2026). The Exchange Preferred Stock shall be issued at a stated value of $1,000 per share, representing an aggregate value of $952,695.73. (c) Cancellation of Existing Notes Upon issuance of the New Note and the Exchange Preferred Stock under Section 3(a)(9) of the 1933 Act: • The Existing Notes listed on Exhibit A shall be deemed cancelled and satisfied in full, and • Holder shall have no further claims under the Existing Notes except as embodied in the New Note and Exchange Preferred Stock. 2. Rule 144 Holding Period The Parties agree and acknowledge that: • the New Note and Exchange Preferred Stock are issued in exchange for previously outstanding securities under Section 3(a)(9) of the 1933 Act without additional consideration to the Company; • the holding period of the Existing Notes shall tack to the New Note and the Exchange Preferred Stock for purposes of Rule 144. The Company agrees to cooperate fully in providing legal opinions and documentation required for Rule 144 sales. The Company shall be responsible for all reasonable legal opinion costs necessary for Rule 144 removal of restrictive legends. 3. Leak-Out Agreement Holder agrees that any shares of common stock resulting from any conversion of the New Note and conversion of the Exchange Preferred Stock that may be sold into the public markets will be limited to no more than 5% of the Company’s average daily trading volume. 4. Representations of Holder Holder represents that: • Holder is an Accredited Investor within the meaning of Rule 501 of Regulation D. • The New Note, Exchange Preferred Stock, and the shares of common stock into which they may be converted are being acquired for investment purposes.

5. Governing Law This Agreement shall be governed by the laws of the State of Nevada. 9. Entire Agreement This Agreement constitutes the entire agreement between the Parties. SIGNATURES M2B FUNDING CORP CYCURION, INC By: _/s/ Daniel Kordash By: _/s/ Kevin Kelly___ Daniel Kordash Kevin Kelly, CEO

EXHIBITS Exhibit A — Existing Notes Exhibit B — Form Convertible Promissory Note Exhibit C — Amounts Outstanding

Exhibit A

Exhibit B

Exhibit C

Issue Date	Holder	Principal Balance	Unpaid Interest	Default Interest	Total Interest	TOTAL DUE 05/31/26	Convert @1.0500
Group 1							
2/12/2021	M2B Funding	300,000.00	$ 346,400.00	$ -	$ 346,400.00	$ 646,400.00	615,619
2/24/2023	M2B Funding	377,666.66	$ 138,855.43	$ -	$ 138,855.43	$ 516,522.09	491,926
2/13/2025	M2B Funding (Purchase Meteora Rights)	127,778.00	$ 17,441.67	$ 18,606.55	$ 36,048.22	$ 163,826.22	156,025
Total		805,444.66	502,697.10	18,606.55	521,303.65	1,326,748.31	1,263,569.82

Estimated Default Penalties Calculations	Convert @1.4500 SHARES
$ 756,500.00	391,293
$ 506,500.00	261,983
$ 7,260.97	3,756
$ 1,270,260.97	657,032